Exhibit 4.2

Execution Version

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after

September 2, 2022	September 2, 2032

541,451
WARRANT TO PURCHASE SHARES OF COMMON STOCK

Effective as of September 2, 2022 (the “Date of Issuance”), for value received, the receipt and sufficiency of which is hereby acknowledged, this Warrant (this “Warrant”) is issued to Medalist Partners Asset-Based Private Credit Master Fund III-B, L.P. (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, the “Holder”) by HyreCar Inc., a Delaware corporation (the “Company”).

This Warrant is issued in connection with entering into that certain base indenture, dated as of September 2, 2022 (the “Base Indenture”), between [         ], as Issuer (the “Issuer”) and [         ] (the “Trustee”), and that certain 2022-1 Supplement to the Base Indenture, dated as of September 2, 2022 (the “2022-1 Supplement” and together with the Base Indenture, the “Indenture”), among the Issuer, [                  ]. (“[         ]”), [          ] as administrator, HyreDrive, LLC (“HyreDrive”), as sponsor, the Company, as performance guarantor, Credit Suisse AG, New York Branch , as the administrative agent, certain noteholders, certain note purchasers, certain conduit investors, certain funding agents for the investor groups and the Trustee, as trustee and securities intermediary.

1.            Purchase of Shares.

(a)    Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon exercise of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to 541,451 fully paid and nonassessable shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), which is equal to 2% of the Company’s Fully Diluted Capitalization (as defined on Schedule 1 hereto) as of the Date of Issuance, subject to adjustment as set forth in Section 17 below. The shares of Common Stock subject to this Warrant and issuable upon exercise hereof are referred to herein as the “Shares”.

(b)    Exercise Price. The exercise price for the Shares shall be $1.02 per share (the “Exercise Price”). The Exercise Price shall be subject to adjustment pursuant to Section 17 hereof.

2.           Exercise Period. Subject to the provisions of Section 3, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Date of Issuance and ending at 5:00 p.m. Pacific Time on September 2, 2032 (the “Exercise Period”).

3.            Vesting and Notice of Vesting.

(a)        The Holder agrees and acknowledges that the Shares are subject to the exercise restrictions and vesting schedule set forth below:

(i)    As of the Issue Date, this Warrant is exercisable for up to 270,726 of the Shares (the “Closing Date Warrant Shares”); and

(ii)    The remaining 270,725 Shares will become vested and available for exercise from and after the earliest of (1) the date upon which the total MSRP of the Vehicles (as defined in the Base Indenture) allocated to the SUBI 1 (as defined in the Base Indenture) in the aggregate equals or exceeds $50,000,000, (2) eight (8) months from the Date of Issuance, so long as the Indenture is still in effect, (3) the last day of any consecutive 60-day period during which the Indenture is in effect and no Advances (as defined in the 2022-1 Supplement) during such 60-day period have been made or are outstanding to the Issuer or (4) the date upon which any of the Company, [ ], HyreDrive or their respective affiliates enter into a financing facility to refinance or replace the financing facility provided pursuant to the 2022-1 Supplement (the “Vesting Event”).

(b)        The Shares which become vested and exercisable as of the occurrence of a Vesting Event are referred to herein as the “Vesting Date Warrant Shares” and the Vesting Date Warrant Shares, together with the Closing Date Warrant Shares, are referred to herein as the “Maximum Shares” or the “Shares”.

(c)        Notwithstanding anything to the contrary herein, all of the Vesting Date Warrant Shares shall become fully vested and exercisable five (5) Business Days prior to the consummation of a Change of Control transaction involving the Company.

(d)        For the avoidance of doubt: (A) once a Vesting Event has occurred, the Vesting Date Warrant Shares shall become irrevocably vested and exercisable, regardless of whether any Vesting Event ceases to continue, and (B) once the Vesting Date Warrant Shares have become vested and are exercisable in accordance with Section 3(a) above, such vesting is permanent and irrevocable and shall not be impacted by the later repayment, termination, reduction, amendment, cancellation or other event relating to the 2022-1 Supplement or the debt financing advanced thereunder.

(e)        The Company shall provide written notice (which may be by email) to the Holder promptly upon the occurrence of a Vesting Event. At any time, the Holder may request that the Company confirm the number of Shares for which this Warrant is then exercisable, and the Company shall provide confirmation of such amount within three (3) Business Days. Any dispute as to the number of Shares for which this Warrant is exercisable at any time shall be resolved in accordance with the procedure set forth in Section 6(c) herein.

4.            Method of Exercise.

(a)        While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the vested portion of the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)        delivering to the Company a duly executed copy of the Notice of Exercise attached hereto (the “Notice of Exercise”), to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)        the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

Under no circumstances shall an original ink-signed paper copy of this Warrant be required for any exercise of the Holder’s rights hereunder, nor shall this Warrant or any physical copy thereof be required to be physically surrendered at the time of any exercise hereof.

(b)        Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Holder exercises this Warrant as provided in Section 4(a) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 4(c) below shall be deemed to have become the holder or holders of record of such Shares represented by such certificate.

(c)        Within three (3) Business Days after the exercise of this Warrant (the “Delivery Deadline”) in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(i)        a certificate or certificates for the number of Shares to which the Holder shall be entitled. Any stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise and shall be registered in the name of the Holder or such other person’s name as shall be designated in the Notice of Exercise; and

(ii)        in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, specifying in the aggregate on the face or faces thereof for the number of Shares equal to the number of Shares described in this Warrant (subject to adjustment as provided herein) minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 4(a) above or Section 6(a) below prior to such issuance and delivery.

(d)        If, at the time of exercise, the Company has a transfer agent for its Common Stock (the “Transfer Agent”), then, upon the exercise of this Warrant in whole or in part, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Transfer Agent shall issue Shares in the name of the Holder (or its nominee) or such other persons as designated by the Holder and in such denominations as specified in the applicable Notice of Exercise. The Company represents and warrants that no instructions other than the foregoing instructions will be given to the Transfer Agent and that, unless waived by the Holder, this Warrant and the Shares will be freely transferable, and will not contain a legend restricting the resale or transferability of the Shares if the Unrestricted Conditions set forth in Section 15(b) are met.

(e)        If the Company fails to transmit, or cause the Transfer Agent to transmit, to the Holder the Shares by the Delivery Deadline, then the Holder will have the right to rescind such exercise.

(f)        In addition to any other rights available to the Holder, including the right to rescind the exercise as provided above, if as a result of a failure to timely deliver the Shares by the Delivery Deadline (a “Delivery Failure”) the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale anticipated to be made by the Holder of all or portion of such Shares which are the subject of such Delivery Failure (an “Anticipated Sale”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) an amount equal to the product of (A) the number of Shares that the Holder anticipated to sell in such Anticipated Sale, multiplied by (B) the aggregate Exercise Price payable for such Shares, and (ii) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Shares in respect of which such Delivery Failure occurred and return to the Holder the aggregate Exercise Price paid for such Shares or deliver to the Holder the number of Shares that would have been issued had the Company timely complied with its obligations hereunder to issue such Shares upon such exercise.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder, together with applicable confirmations and other evidence reasonably requested by the Company. Notwithstanding anything herein, there shall not be deemed to be a Delivery Failure, and the Delivery Deadline shall be extended, if the Holder fails to timely provide any documentation or information required by the terms of this Warrant.

5.            Replacement of Warrant.

(a)        Paper Original Warrant. On receipt of evidence reasonably satisfactory to the Company of (i) the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, or (ii) an adjustment to this Warrant and the surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to the Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

(b)        Electronic Original Warrant. If at any time this Warrant is rejected by any person (including but not limited to paying or escrow agents), or any such person fails to comply with the terms of this Warrant based on this Warrant being presented to such person as an electronic record, a printout thereof, or any signature hereto being in electronic form, the Company, shall, promptly upon the Holder’s request without indemnity, execute and deliver to the Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.

6.            Net Exercise.

(a)        Calculation of Shares. In lieu of exercising this Warrant for cash, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised) by delivery of a Notice of Exercise a “Net Exercise”). Upon a Net Exercise the Holder shall have the rights described in Sections 4 hereof, and the Company shall issue to the Holder a number of Shares computed using the following formula:

Where

X =         The number of Shares to be issued to the Holder.

Y =         The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =         The Fair Market Value (as defined below) of one (1) Share (at the date of such calculation).

B =         The Exercise Price (as adjusted to the date of such calculation).

(b)          Fair Market Value. For purposes of this Warrant, the “Fair Market Value” of one Share shall mean:

(i)        if the Common Stock is then traded on any exchange or electronic securities market, the per share closing price of the shares of Common Stock (or equivalent shares of stock underlying this Warrant) quoted in the over-the-counter market in which the Common Stock (or equivalent shares of stock underlying the Warrant) are traded or the per share closing price quoted on any exchange or electronic securities market on which the Common Stock (or equivalent shares of stock underlying the Warrant) is listed, whichever is applicable, as published in The Wall Street Journal on the trading day prior to the date of determination of Fair Market Value;

(ii)        if the Common Stock is not traded on the over-the-counter market, an exchange or an electronic securities market, the Fair Market Value shall be the price per Share determined jointly by the board of directors of the Company and the Holder; provided, that if the board of directors of the Company and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed ten (10) days from the Company’s receipt of the Notice of Exercise), the Company and the Holder shall each engage one nationally recognized investment banking, accounting or other valuation firm (the “Valuation Firms”) to propose a fair market value per Share, and if the fair market value proposed by each of the Valuation Firms (the “Proposed FMV”) (1) is the same, then the Fair Market Value shall be the amount equal to the Proposed FMV, or (2) is different, then the Fair Market Value shall be an amount equal to the median number of the Proposed FMV of each of the Valuation Firms.

(c)        Resolution of Certain Disputes. In the case of any dispute as to the determination of Fair Market Value, any closing sales price of the Company’s Common Stock, the arithmetic calculation of the Exercise Price or the number of Shares for which this Warrant is then exercisable, or any other computation or determination required to be made hereunder, in the event the Holder and the Company are unable to settle such dispute within five (5) Business Days (or such longer period as the parties may agree), then either party may elect to submit the disputed matter(s) for resolution by an independent accountant, appraiser or investment bank with relevant experience mutually acceptable to the Company and the Holder. Such independent party’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company shall pay the fees and costs of such independent party.

7.        Rule 144. For purposes of Rule 144, it is acknowledged and agreed that (i) the Shares issuable upon any exercise of this Warrant in any cashless exercise transaction shall be deemed to have been acquired on the Date of Issuance, and (ii) the holding period for any Shares issuable upon the exercise of this Warrant in any cashless exercise transaction shall be deemed to have commenced on the Date of Issuance.

8.          Additional Matters Relating to Exercise.

(a)        Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering, a sale of the Company (pursuant to a merger, sale of stock, or otherwise), or any other event, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction or event, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction or event. The Holder shall inform the Company of any such conditional exercise in a writing (which writing may be in electronic form) that accompanies the Notice of Exercise.

(b)        Automatic Exercise upon Expiration. In the event that, immediately prior to the end of the Exercise Period, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 6(a) above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

9.        Representations, Warranties and Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder, on the date hereof and on each date on which this Warrant is exercised by the Holder, that:

9.1        Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

9.2        Authorization. This Warrant has been duly executed by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Warrant, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, or laws relating to the availability of specific performance, injunctive relief or other equitable remedies. All corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company, other than those which have been made or obtained, in connection with (i) the execution or enforceability of this Warrant or (ii) the consummation of any of the transactions contemplated hereby.

9.3        Compliance with Other Instruments. The authorization, execution and delivery of the Warrant will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws, or any material agreement or instrument by which it is bound or to which its material properties or assets are subject.

9.4        Valid Issuance of Common Stock. This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. The Shares, when issued, sold, and delivered in accordance with the terms of any such Warrants for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and free of any liens and encumbrances (including preemptive or similar rights), except for restrictions on transfer provided for herein or under applicable federal and state securities laws and, based in part upon the representations and warranties of the Holder in this Warrant, will be issued in compliance with all applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued Common Stock such number of shares of the Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant.

9.5       Capitalization. The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Date of Issuance. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights, and were issued in compliance with applicable state and federal securities laws and any rights of third parties. Except as described on Schedule 1, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company and any of its subsidiaries is or may be obligated to issue any equity securities of any kind and neither the Company nor any of its subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.

9.6        No Violation; Registration. The Company shall take all such actions as may be necessary to ensure that all Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any trading market or securities exchange upon which shares of the Common Stock or other securities constituting Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall cause the Shares, immediately upon such exercise, to be listed on any such trading market or securities exchange upon which shares of Common Stock or other securities constituting Shares are listed at the time of such exercise.

9.7        Expenses. Except as provided in Section 4(c) hereof, the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Shares upon exercise of this Warrant.

9.8        Investment Company. The Company is not, and immediately after giving effect to the transactions contemplated by the Indenture will not be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), because the Company does not meet the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, although other exemptions or exclusions may be applicable, and the Company is not a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

9.9        AML/OFAC/Sanctions.

Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents (A) are a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) have engaged in any dealings or transactions prohibited by Section 2 of such executive order, or to the knowledge of the Company, otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (C) otherwise is a Person on the list of Specially Designated Nationals and Blocked Persons in violation of the limitations or prohibitions under any other regulation administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or U.S. executive order, or (D) otherwise the target of economic sanctions regulations administered by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, Her Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority, or the Monetary Authority of Singapore.

Neither the Company nor any of its subsidiaries or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents will use any consideration obtained by the Company hereunder or under the Indenture or any of the related transaction agreements (“Applicable Funds”) for business activities relating to Cuba, Iran, North Korea, Syria, Sudan, and the region of Crimea and/or any other country or region that is subject to economic and/or trade sanctions as notified in writing by the Holder from time to time (“Restricted Countries”) to extent that such action would be in violation of the trade and economic sanctions regulations administered by OFAC, the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, Her Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority, or the Monetary Authority of Singapore.

Neither the Company nor any of its subsidiaries will use Applicable Funds for business activities that are subject to sanctions or embargoes that are applicable to the Company’s business and if the use of the funds would be in violation of applicable sanctions or embargoes. The sanctions or embargoes that may be applicable may include those administered by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, OFAC, Her Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority, or the Monetary Authority of Singapore. The sanctions include, in particular, business activities involving or providing benefits to persons, entities or other parties (“Restricted Parties”) that are (i) governments of Restricted Countries, (ii) located, domiciled, resident or incorporated in a Restricted Country, or (iii) subject to applicable sanctions or named on any sanctions lists administered by one of the aforementioned bodies, if applicable. The Company shall cooperate and cause its subsidiaries and affiliates to cooperate with the Holder in connection with the Holder’s compliance with the Patriot Act, including providing such documentation as such Holder may reasonably request in connection therewith.

9.10        Anti-Money Laundering. To the knowledge of the Company, the activities of the Company have been conducted in all material respects at all relevant times in compliance with the applicable anti-money laundering statutes of all jurisdictions to which the Company is subject and the applicable rules and regulations thereunder, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) (collectively, the “Anti-Money Laundering Laws”), and, to the knowledge of the Company, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

9.11        Corrupt Practices. Neither the Company nor any of its affiliates (nor to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees or any employees of a foreign or domestic government-owned entity, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other anticorruption law applicable to the Company (“Anticorruption Laws”) or any of its affiliates, (iv) has made, offered, authorized or promised any payment, rebate, payoff, influence payment, contribution, gift, bribe, rebate, kickback, or any other thing of value to any government official or employee, political party or official, or candidate, regardless of form, to obtain favorable treatment in obtaining or retaining business or to pay for favorable treatment already secured, has established or maintained, or is maintaining, any fund of corporate monies or other properties for the purpose of supplying funds for any of the purposes described in the foregoing clause (iv) or (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other similar payment of any nature. The Company and its affiliates, and all entities acting on behalf of the Company or any of its affiliates, have developed and implemented an anti-corruption compliance program that includes internal controls, policies, and procedures designed to ensure compliance with any applicable national, regional or local anticorruption law. The books of account and other financial records of the Company and its affiliates (I) are accurate, complete, and correct, (II) represent actual, bona fide transactions and (III) have been maintained in accordance with sound business practices, including the maintenance of adequate internal accounting controls. No part of the Applicable Funds will be used by the Company or any of its affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anticorruption Laws.

10.        Representations, Warranties and Covenants of the Holder. In connection with the transactions provided for herein, the Holder hereby represents, warrants and covenants to the Company, on the date hereof and on each date on which this Warrant is exercised by the Holder, that:

10.1    Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

10.2    Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. The Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

10.3    Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

10.4    Investment Experience. The Holder acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

10.5    Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (or any other federal agency at the time administering the Securities Act) (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

10.6    Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, each Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the Commission under the Securities Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Securities Act.

11.        State Commissioners of Corporations. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

12.        Information Rights. If the Company ceases to be a registered public company that files annual, quarterly and current reports under the Exchange Act, the Company shall thereafter provide the Holder with:

(a)    the following financial information:

(i)    as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by the Chief Financial Officer of the Company;

(ii)    as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, and applicable comparisons to the operating plan of the Company for such period;

(iii)    as soon as practicable after the end of the first, second, third and fourth quarterly accounting periods in each fiscal year of the Company, a current and updated capitalization table of the Company; and

(b)    copies of all notifications, reports and other correspondence provided by the Company to its stockholders.

In addition, the Company agrees to provide the Holder at any time and from time to time with such information as the Holder may reasonably request for purposes of the Holder’s compliance (as determined by the Holder in its reasonable discretion) with regulatory, accounting and reporting requirements applicable to the Holder (e.g., Fair Value Accounting Standard 157), as well as information with respect to whether the securities issuable upon the exercise hereof constitute “qualified small business stock” for purposes of Section 1202(c) of the Internal Revenue Code and Section 18152.5 of the California Revenue and Taxation Code, and shall provide the Holder with copies of the Company’s annual 409A reports (or equivalent reports) related to the valuation of the Company’s Common Stock, which reports shall be delivered to the Holder promptly after being received by the Company. The Company’s obligations under this Section 12 shall survive the exercise of this Warrant for so long as the Holder continues to own any equity securities of the Company. In the event of an acquisition in which the Shares are (or are converted into or exchanged for) equity securities of a successor entity and the securities of such successor entity are not then listed on the New York Stock Exchange or Nasdaq and subject to the reporting requirements of the Exchange Act, then the provisions of this Section 12 shall survive the closing of such transaction and continue to apply. Notwithstanding the foregoing, the Company shall not be required to furnish to the Holder the financial information described in this Section 12 in the event such financial information has been previously delivered to the Holder or its affiliate pursuant to any other agreement, including the Indenture.

13.        Notice of Certain Events. If the Company proposes at any time to:

(a)        declare any dividend or distribution upon the outstanding shares of Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)        offer for subscription or sale pro rata to the holders of the outstanding shares of Common Stock any additional shares of any class or series of the Company’s stock; and

(c)        effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Common Stock, including in connection with a Change of Control transaction;

then, in connection with each such event, the Company shall give Holder:

(1)         at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in Sections 13(a) through 13(c) above; and

(2)         in the case of the matters referred to in Section 13(c) above, at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).

14.        Demand Registration Rights. Within ten (10) business days of the Date of Issuance, the Company will file a Shelf Registration Statement (as hereinafter defined) registering for resale the Registrable Securities (as hereinafter defined) under the Securities Act. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as practicable after filing. Until the earlier of such time as (i) all Registrable Securities cease to be Registrable Securities or (ii) the Company is no longer eligible to maintain a Shelf Registration Statement, the Company will keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act in order to fulfill a Shelf Underwritten Offering Request (as defined below). The Shelf Registration Statement shall include the Plan of Distribution in substantially the form attached hereto as Annex A.

The Holder may use the Shelf Registration Statement to sell or otherwise dispose of Registrable Securities pursuant to an underwritten offering. Upon written notice from the Holder to the Company of the Holder’s intention to sell Registrable Securities in such manner, which notice shall specify the approximate number of the Registerable Securities to be so sold, the Company shall, at the Holder’s request (a “Shelf Underwritten Offering Request”), enter into an underwriting agreement in a form as is customary in underwritten offerings of securities by the Company with the underwriter or underwriters selected by the Holder and reasonably acceptable to the Company and shall take all such other reasonable actions as are requested by the managing underwriter of such underwritten offering and/or the Holder in order to expedite or facilitate the disposition of such Registrable Securities (“Shelf Underwritten Offering”); provided, that in no event shall the Company have any obligation to facilitate or participate in more than five (5) Shelf Underwritten Offerings.

The Company shall notify the Holder of its receipt of any notice of the issuance of any stop order by the Commission suspending the effectiveness of such Shelf Registration Statement (or the initiation or threatening of any proceedings for such purpose) and shall use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal of such stop order, should it be issued. All expenses to be incurred by the Company or the Holder in connection with the Shelf Registration Statement and a Shelf Underwritten Offering (other than the underwriters’ discount or commissions) shall be borne by the Company.

For purposes of this Section 14, “Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all Registrable Securities on Form S-1 and under Rule 415 under the Securities Act or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to this Section 14 and all amendments and supplements to such “shelf” registration statement, including, post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

(a)        Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 14, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(i)    Prepare and file with the Commission such amendments and supplements to each Shelf Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(ii)    Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

(iii)    Use its reasonable best efforts to register and qualify the securities covered by each Registration Statement under such other securities or blue sky laws of such jurisdiction as shall be reasonably requested by the Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(iv)    Notify each seller of “Registrable Securities” (defined as (i) this Warrant, (ii) the Shares and (iii) any equity securities issued as a dividend or other distribution with respect to the Shares) covered by the Shelf Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(v)    Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to the Holder and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(vi)    If (i) a registration made pursuant to the Shelf Registration Statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the Shelf Registration Statement and (ii) the registration rights of the Holder have not terminated, file a new Shelf Registration Statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three (3) year period after the initial effective date of the Shelf Registration Statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(vii)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(viii)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(b)          Indemnification.

(i)        To the extent permitted by law, the Company will indemnify and hold harmless the Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling the Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse the Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holder, any of the Holder’s officers, directors, partners, legal counsel or accountants, any person controlling the Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(ii)        To the extent permitted by law, the Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each of their officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use therein; provided, however, that the obligations of the Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall any indemnity under this Section exceed the net proceeds from the offering received by the Holder, except in the case of fraud or willful misconduct by the Holder.

(iii)         Each party entitled to indemnification under this Section 14 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 14, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(iv)        If the indemnification provided for in this Section 14 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 14(b)(iv) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(v)        Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(c)          Information by the Holder. The Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section.

(d)          Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Shares to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(i)    Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)    So long as the Holder holds this Warrant or any equity securities of the Company, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

15.         Compliance with Securities Act

(a)        Legends. Until such time as the Unrestricted Conditions (as defined below) have been satisfied, the Shares shall be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

(b)        Removal of Restrictive Legends. Neither this Warrant nor any certificates evidencing Shares or any other shares of capital stock issuable or deliverable under or in connection with this Warrant shall contain any legend restricting the transfer thereof in any of the following circumstances: (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, (B) following any sale of this Warrant, any Shares or any other shares of capital stock issued or delivered to the Holder under or in connection herewith pursuant to Rule 144, (C) if this Warrant, Shares or any other such share of capital stock are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by such Transfer Agent to effect the issuance of Shares or any other shares of capital stock issuable or deliverable under or in connection with this Warrant, as applicable, without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of this Warrant, the Shares or such other shares of capital stock, then this Warrant, Shares or other shares of capital stock, as the case may be, shall be issued free of all legends.

16.        Replacement Warrant. The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within three (3) Business Days) following written request from the Holder issue a replacement Warrant or replacement Shares free of all restrictive legends.

17.        Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 17 (in each case after taking into consideration any prior adjustments pursuant to this Section 17). There shall be no adjustment to the Exercise Price or the number of Shares with respect to any Excluded Issuance.

As used in this Warrant, the following terms have the meanings set forth below:

“Common Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Common Stock.

“Excluded Issuance” means (i) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Company’s board of directors or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement, (ii) shares of Common Stock issued or issuable upon the exercise or conversion of Options or Convertible Securities outstanding as of the Date of Issuance, (iii) shares of Common Stock issued or issuable pursuant to any event for which adjustment is made pursuant to Section 17(c) below, and (iv) any issuance of Shares upon the exercise of this Warrant.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Pro Rata Repurchase” means any purchase of shares of the Common Stock by the Company or any affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of shares of the Common Stock, in the case of both of the foregoing clauses (i) or (ii), whether for cash, shares of the Common Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of the Common Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer that is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

(a)        Adjustment to Exercise Price. Except as provided in Section 17(c), or Section 17(d) and except in the case of an event described in Section 17(e), if the Company shall, at any time or from time to time after the Date of Issuance, issue or sell (or be deemed to have issued or sold) any shares of Common Stock, without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i)        the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii)       the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(b)        Adjustment to Number of Shares. Upon any and each adjustment to the Exercise Price as provided in Section 17(a) above, the number of Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Shares equal to the quotient obtained by dividing (i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment; by (ii) the Exercise Price resulting from such adjustment.

(c)        Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price upon exercise of this Warrant under Section 17(a), the following shall be applicable:

(i)        Issuance of Options. If (A) the Company shall, at any time or from time to time after the Date of Issuance, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and (B) the price per share (determined as provided in this Section 17(c)(i) and in Section 17(c)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 17(a)), at a price per share equal to the quotient obtained by dividing:

(x)         the sum (which sum shall constitute the applicable consideration received for purposes of Section 17(a)) of (1) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (3), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by

(y)         the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options.

Except as otherwise provided in Section 17(c)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)        Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Date of Issuance, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this Section 17(c)(ii) and in Section 17(c)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 17(a)) at a price per share equal to the quotient obtained by dividing:

(x)         the sum (which sum shall constitute the applicable consideration received for purposes of Section 17(a)) of (1) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by

(y)         the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all Convertible Securities.

Except as otherwise provided in Section 17(c)(iii), (A) no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 17(c).

(iii)        Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 17(c)(i) or Section 17(c)(ii), (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 17(c)(i) or (ii), (C) the rate at which Convertible Securities referred to in Section 17(c)(ii) are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 17(c)(i) or any Convertible Securities referred to in Section 17(c)(ii) (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 17) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 17 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Exercise Price in effect is reduced, and the number of Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be increased.

(iv)        Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 17 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price shall be automatically changed to the Exercise Price which would have been in effect upon exercise of this Warrant at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)         Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Date of Issuance, issue or sell, or be deemed to have issued or sold, any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for marketable securities, the amount of consideration received therefor shall be deemed to be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for consideration other than cash or marketable securities, the amount of consideration received therefor shall be deemed to be the fair value of such consideration; (D) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of consideration received therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (E) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be the fair market value thereof.

(vi)        Record Date. For purposes of any adjustment to the Exercise Price or the number of Shares issuable upon exercise of this Warrant in accordance with this Section 17, in case the Company shall take a record of the holders of its equity securities for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)        Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 17.

(viii)        Other Dividends and Distributions. Subject to Section , if the Company shall, at any time or from time to time after the Date of Issuance, make or declare, or fix a record date for the determination of holders of equity securities entitled to receive, a dividend or any other distribution payable in cash, securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock) or other property, then, and in each such event, the Company shall ensure that provisions are made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Shares receivable thereupon, the kind and amount of cash, securities of the Company or other property which the Holder would have been entitled to receive had this Warrant been exercised in full into Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such cash, securities or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 17 with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of equity securities, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if this Warrant had been exercised in full into Shares on the date of such event.

(d)        Adjustment to Exercise Price and Number of Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to any such combination shall be proportionately increased and the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 17(d) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(e)        Adjustment to Exercise Price and Number of Shares Upon Reorganization, Reclassification, Consolidation or Merger.

(i)        Unless the Holder otherwise consents (in its sole discretion), in the event of any (A) capital reorganization of the Company, (B) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (C) consolidation, merger or sale to which the Company is a party, or (D)  other similar transaction (other than any such transaction covered by Section 17(c)), in each case which entitles the holders of the Company’s Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock:

(1)        this Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the acquirer or successor person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and

(2)        appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 17 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or acquirer is other than the Company, an immediate adjustment to the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction).

The provisions of this Section 17(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor person (if other than the Company) shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

(ii)        Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by this Section 17(e), the Holder shall have the right to elect, prior to the consummation of such event or transaction, to exercise this Warrant instead of giving effect to Section 17(e)(i).

(f)           Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of shares of Company’s Common Stock, then:

(i)        the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (x) the product of (1) the number of shares of the Common Stock outstanding immediately before such Pro Rata Repurchase and (2) the Fair Market Value of a share of the Common Stock, as determined in accordance with Section 6(b) above as of the date of the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase, minus (y) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of the Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of the Common Stock so repurchased and (2) the Fair Market Value per share of the Common Stock, as determined in accordance with Section 6(b) above as of the date of the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase; provided, that if the Exercise Price as adjusted by the foregoing would result in an Exercise Price that is greater after the Pro Rata Repurchase than it was immediately before such Pro Rata Repurchase, then such Exercise Price will remain the same as the Exercise Price immediately before such Pro Rata Repurchase; and

(ii)        upon any and each adjustment to the Exercise Price as provided in Section 17(f)(i) above, the number of Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Shares equal to the quotient obtained by dividing (i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment; by (ii) the Exercise Price resulting from such adjustment.

(g)        Certain Events. If any event of the type contemplated by the provisions of this Section 17 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Company’s board of directors shall make an appropriate adjustment to the Exercise Price and the number of Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 17; provided that no such adjustment pursuant to this Section 17(g) shall increase the Exercise Price or decrease the number of Shares issuable hereunder as otherwise determined pursuant to this Section 17.

(h)          Certificate as to Adjustment.

(i)        As promptly as reasonably practicable following any adjustment of the Exercise Price or the number of Shares issuable upon exercise of this Warrant, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)        As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than 10 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Shares for which this Warrant is exercisable, or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of this Warrant.

18.        Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

19.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Fair Market Value of one share as of such time of issuance.

20.       No Stockholder Rights. Except as otherwise provided in this Warrant, prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings.

21.          No Impairment.

Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or its affiliates in their capacity as a lender to the Company or any of its subsidiaries pursuant to the Indenture or any other agreements or instruments entered into in connection therewith.  Without limiting the generality of the foregoing, neither the Administrative Agent (as defined in the Indenture) nor any of its affiliates, in exercising their rights as lenders will have any duty to consider (i) its (or its affiliates’) status as a direct or indirect shareholder of the Company and its subsidiaries, (ii) its (or its affiliates’) direct or indirect ownership of the Shares of the Company or any of its subsidiaries, or (iii) any duty it (or its affiliates) may have to any other direct or indirect shareholders of the Company and its subsidiaries, except as may be required under the applicable loan documents.

The Company shall not, by amendment of its Certificate of Incorporation or bylaws, through any shareholders, voting or similar agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (A) will not increase the par value of any the Shares above the then-applicable Exercise Price, (B) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, and (C) will use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

22.          Governing Law; Submission to Jurisdiction.

This Warrant shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

Each of the Company and the Holder hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Warrant or the transactions contemplated hereby. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Each of the Parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Warrant.

23.         Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

24.         Transfer Procedure. Subject to the terms and conditions specified Section 25, upon providing the Company with written notice, the Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee; provided, however, in connection with any such transfer, the Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and (if required by the Company) taxpayer identification number of the transferee and will surrender this Warrant with the Company issuing a new Warrant in the name of the transferee and the Holder (if part of this Warrant is transferred to the transferee); provided, however, any transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant (including the representations, warranties and covenants of the Holder set forth herein); and provided, further, that the Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any affiliate without providing any notice to the Company.

25.        Right of First Offer. So long as no Liquidation Event of Default or Limited Liquidation Event of Default by the Company has occurred and is continuing under the Indenture at the time of transfer, if the Holder proposes to transfer all or part of this Warrant (the “Offered Warrant”) to a person who is not an affiliate of the Holder at the time of transfer (an “Independent Third Party”), the Holder shall first provide to the Company an opportunity to offer to acquire and retire the Offered Warrant in accordance with this Section 25. The Holder shall first provide written notice of the proposed transfer (without the prior solicitation or discussion of offers from or with any Independent Third Party) to the Company. Following receipt of such notice, the Company will have an exclusive ten (10)-day period during which to make an offer to acquire all of the Offered Warrant proposed to be transferred. If the Holder determines not to accept an offer, if any, from the Company, or if the Company does not make an offer, the Holder may thereafter transfer the Offered Warrant proposed to be transferred to an Independent Third Party at a price at least equal to the price, if any, offered by the Company (or if no such price was offered by the Company, at a price to be determined by the Holder). If the Holder does not effectuate such transfer within ninety (90) days after the expiration of such ten (10)-day period, it must again first comply with this Section 25 prior to effectuating any such transfer of the Offered Warrant. For the avoidance of doubt, this Section 25 shall have no force or effect if a Liquidation Event of default or Limited Liquidation Event of Default has occurred and is continuing under the Indenture at the time the Holder provides written notice to the Company of the transfer of all or part of this Warrant.

26.        Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

27.        Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 27):

If to the Company:

HyreCar, Inc.

915 Wilshire Boulevard, Suite 1950

Los Angeles, California 90017

Attention: Joseph Furnari

If to Holder:

At the addresses shown on the signature pages hereto.

28.        Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

29.        Attorney’s Fees. If any dispute arises between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

30.        Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

31.        Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

32.        Counterparts; Electronic Signatures; Status as Certificated Security. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Company, the Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by the Holder of this Warrant pursuant to the terms hereof or the enforcement of the terms hereof. This Warrant, and any copies hereof, shall not be deemed to be a “certificated security” within the meaning of Section 8102(a)(4) of the California Commercial Code. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof.

33.        Confidentiality. The Company agrees to keep the existence and terms of this Warrant confidential at all times and shall not disclose the existence or terms of this Warrant to any other party except: (i) to its attorneys, accountants, consultants, and other professionals, on a confidential basis and only to the extent necessary to obtain their services in connection with this Warrant; provided that the Holder informs such person that such information is confidential and directs such Person to maintain the confidentiality of such information, (ii) to an affiliate on a confidential basis and in the ordinary course of business in connection with this Warrant; provided that the Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, or (iii) as may otherwise be required by law, including any requirement to file pursuant to rules and regulations of the Commission, provided that the Company promptly notifies the Holder of such disclosure and takes reasonable steps at the Holder’s request and expense to minimize the extent of any such required disclosure.

34.        Certain Defined Terms. As used in this Warrant, the following terms have the meanings specified below:

(a)    “Business Day” means any day that is not a Saturday, Sunday or a day observed as a legal holiday by the US Federal Government and/or the State of New York.

(b)    “Change of Control” means, for a transaction involving the Company, whether effected in one transaction or a series of related transactions: (a) any merger, consolidation, reorganization, recapitalization or restructuring, formation of a joint venture, partnership or other business combination pursuant to which all or substantially all of the business and assets of the Company are acquired by or combined with that of another person or (b) the acquisition by another person, of more than 50% of the capital stock or assets of the Company by way of a negotiated purchase or otherwise.

(c)    “Manufacturer” means a manufacturer or distributor of passenger automobiles, vans and/or light-duty trucks.

(d)    “MSRP” means, with respect to each Vehicle (as defined in the Base Indenture), the Manufacturer’s suggested retail price for such Vehicle (as defined in the Base Indenture) based on information from the Manufacturer and such Vehicle’s (as defined in the Base Indenture) make, model, options and characteristics.

35.        Investment Unit.  The Company, the Issuer and the Holder acknowledge and agree that the Class A Notes (as defined in the Indenture) made on the Effective Date (as defined in the Indenture) and the Warrant, taken together, comprise an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and agree that the issue price of such investment unit shall be allocated between the Class A Notes (as defined in the Indenture) and the Warrant based on their relative fair market values as of the Effective Date, in accordance with Treasury Regulation Section 1.1273-2(h). For this purpose, the Company, the Issuer and the Holder agree that, as of the Effective Date (as defined in the Indenture), the fair market value of the Warrant is $0. The Company, the Issuer and the Holder agree to file all applicable tax returns in a manner consistent with such allocation and not to take any position on any tax return or in any tax proceeding that is inconsistent with such allocation, unless otherwise required by a contrary “determination” within the meaning of Section 1313 of the Code.

36.        Delivery. Upon issuance, the Company shall deliver this Warrant to The Depositary Trust Company at the following address:

DTCC NY WINDOW

570 Washington Blvd

5th Floor

Jersey City NJ 07310

Attn: Ann Williams

[***]

A/C Credit Suisse Securities USA LLC – [***]

[Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

HYRECAR, INC.

By:
Address:

ACKNOWLEDGED AND AGREED:

MEDALIST PARTNERS ASSET-BASED PRIVATE CREDIT MASTER FUND III-B, L.P.

By:

Name:

Title:

Address:

NOTICE OF EXERCISE

[   ]

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐         _____________ shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

☐         Net Exercise the attached Warrant with respect to __________ shares of Common Stock pursuant to the terms of the attached Warrant.

The undersigned hereby represents and warrants that Representations and Warranties in Section 10 hereof are true and correct as of the date hereof.

HOLDER:

Date:	By:

Address:

Name in which shares should be registered:

SCHEDULE 1: CAPITALIZATION

[See attached]

ANNEX A

PLAN OF DISTRIBUTION

[See attached]